UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

FTE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL		34108
(Address of principal executive offices)		(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

FTE Networks, Inc.’s (the “Company”) previously announced tender offer (the “Offer”) to purchase for cash up to an aggregate amount of $3,514,511.88 principal amount, but not less than an aggregate of $2,811,609.51 principal amount, of the Company’s Senior Secured Promissory Notes (the “Notes”) will expire at 11:59 p.m., New York City time, on December 4, 2015. The Company previously settled its obligations under the Offer with respect to 97% of the Notes on November 12, 2015 (the “Initial Settlement Date”). The remaining 3% of the Notes, representing an aggregate of $94,489.56 principal amount (the “Remaining Notes”), were tendered on or subsequent to the Initial Settlement Date and within the premium period. The Company has accepted for purchase the Remaining Notes and will settle its obligations with respect to the Remaining Notes on December 7, 2015 (the “Final Settlement Date”). Holders who tendered the Remaining Notes will receive the tender offer consideration of $400 per $1,000 principal amount of the Notes, as well as the premium consideration of $100 per $1,000 principal amount of the Notes, on the Final Settlement Date.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 2.03 is incorporated by reference into this Item 2.04.

Item 7.01.	Regulation FD Disclosure.

On December 4, 2015, the Company issued a press release announcing the Final Settlement Date for the Offer. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release, dated December 4, 2015	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Michael Palleschi
Michael Palleschi Chief Executive Officer

Date: December 4, 2015